Exhibit 99.1
NASDAQ-GM — “TEAM”
FOR IMMEDIATE RELEASE, Wednesday, November 7, 2007
TechTeam Announces Chief Executive Officer Succession Plan
SOUTHFIELD, MICHIGAN, November 7, 2007...TechTeam Global, Inc. (the “Company” or “TechTeam”) (Nasdaq: TEAM), a worldwide provider of information technology (IT), enterprise support and business process outsourcing services, today announced a mutual decision between William C. (Chris) Brown, the Company’s President and Chief Executive Officer, and the Company’s Board of Directors to approve an executive succession plan to select a new President and Chief Executive Officer for the Company. Under this plan, the Board has retained an executive search firm that has begun a search for Mr. Brown’s successor. The Company’s Board will oversee the search process of internal and external candidates.
During the search process and until a successor CEO begins work with the Company, Mr. Brown will remain TechTeam’s President and Chief Executive Officer. He will also remain a member of the Board of Directors. The Company’s Chairman of the Board of Directors, Mr. Alok Mohan, will be working closely with Mr. Brown and the rest of the management team to ensure a smooth transition, both before and after a new CEO joins the Company.
“When I initially joined TechTeam, my goal was to build a strong foundation for long-term growth, and during these last 20 months that foundation has been established,” said Mr. Brown. “Evidence of this strong foundation is our fourth successive quarter of record revenue, and our achievement of Company record profits in Q3 of this year. I have jointly concluded with my fellow Directors that this is the appropriate time to begin the search for new leadership for the Company,” continued Brown. “I am proud of the progress we have made thus far, and I look forward to contributing to the continuing success of the Company.”
“On behalf of the Board of Directors, I want to thank Chris for his exceptional contributions to TechTeam. He has been instrumental in driving the Company’s growth, achieving record profitability and instilling disciplined management processes. TechTeam now has a strong foundation for long-term growth,” said Mr. Mohan, Chairman of the Board of Directors. “Together, the Board looks forward to building on this strong foundation with a strategic vision that will guide our continued growth.”
TechTeam Global, Inc. is a worldwide provider of information technology, enterprise support and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and medium-sized companies, and government entities. TechTeam’s ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions. For information about TechTeam Global, Inc. and its services, call 1-800-522-4451 or visit www.techteam.com. TechTeam’s common stock is traded on the Nasdaq Global Market under the symbol “TEAM.”
27335 West 11 Mile Road, Southfield, Michigan 48033 · Telephone (248) 357-2866 · Fax (248) 357-2570 · www.techteam.com

Safe Harbor Statement
The statements contained in this press release that are not purely historical, including statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things the Company’s search for a successor President and Chief Executive Officer, the growth of the Company’s core business, revenue and earnings performance going forward. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the ability of the Company’s Board of Directors to timely identify and retain a qualified successor President and Chief Executive Officer, such successor President and Chief Executive Officer’s ability to assist in realizing the Company’s objectives, the effects of the transition on the Company’s management team and customers, the market’s acceptance of and demand for the Company’s offerings, competition, unforeseen expenses, the costs and risks associated with executing the succession plan. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review all aspects of the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the risks described therein from time to time.
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Contacts:

TechTeam Global, Inc.
Marc J. Lichtman Vice President, Chief Financial Officer and Treasurer (248) 357-2866 marc.lichtman@techteam.com
27335 West 11 Mile Road, Southfield, Michigan 48033 · Telephone (248) 357-2866 · Fax (248) 357-2570 · www.techteam.com